EXHIBIT 99.1
HBT FINANCIAL, INC. ANNOUNCES
THIRD QUARTER 2023 FINANCIAL RESULTS
Third Quarter Highlights
•Net income of $19.7 million, or $0.62 per diluted share; return on average assets (ROAA) of 1.58%; return on average stockholders' equity (ROAE) of 17.02%; and return on average tangible common equity (ROATCE)(1) of 20.70%
•Adjusted net income(1) of $20.3 million; or $0.63 per diluted share; adjusted ROAA(1) of 1.62%; adjusted ROAE(1) of 17.51%; and adjusted ROATCE(1) of 21.29%
•Asset quality remained strong with nonperforming assets to total assets of 0.16%
•Net interest margin of 4.07% and net interest margin (tax-equivalent basis)(1) of 4.13%
Bloomington, IL, October 23, 2023 – HBT Financial, Inc. (NASDAQ: HBT) (the “Company” or “HBT Financial” or “HBT”), the holding company for Heartland Bank and Trust Company, today reported net income of $19.7 million, or $0.62 diluted earnings per share, for the third quarter of 2023. This compares to net income of $18.5 million, or $0.58 diluted earnings per share, for the second quarter of 2023, and net income of $15.6 million, or $0.54 diluted earnings per share, for the third quarter of 2022.
J. Lance Carter, President and Chief Executive Officer of HBT Financial, said, “This was another strong quarter of profitability with a ROAA of 1.58%, a ROATCE of 20.70%, and our highest quarterly diluted earnings per share since our IPO in October of 2019. Our balance sheet strength continues to show with our core deposit franchise allowing us to maintain a low cost of funds of 0.96% and credit quality remaining solid with nonperforming assets at only 0.16% of total assets. Our net interest margin remained very solid at 4.13% on a tax-equivalent basis(1) as loan growth and asset mix improvement continue to partially offset funding cost increases. We have continued to maintain our consistently conservative underwriting standards while also increasing loans by 3% during the quarter. In addition, our loan portfolio remains very well diversified with limited exposure to higher risk segments, such as office commercial real estate. Despite a decrease in accumulated other comprehensive income (loss) due to rising interest rates during the quarter, we were able to increase all capital measures and maintain a strong capital base providing us with flexibility for future capital deployment. We believe our consistent financial performance will enable us to continue enhancing the value of our franchise.”
____________________________________
(1)See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

HBT Financial, Inc.

Adjusted Net Income
In addition to reporting GAAP results, the Company believes non-GAAP measures such as adjusted net income and adjusted earnings per share, which adjust for acquisition expenses, branch closure expenses, gains (losses) on sale of closed branch premises, net earnings (losses) from closed or sold operations, charges related to termination of certain employee benefit plans, realized gains (losses) on sales of securities, and mortgage servicing rights fair value adjustments, provide investors with additional insight into its operational performance. The Company reported adjusted net income of $20.3 million, or $0.63 adjusted diluted earnings per share, for the third quarter of 2023. This compares to adjusted net income of $18.8 million, or $0.58 adjusted diluted earnings per share, for the second quarter of 2023, and adjusted net income of $15.9 million, or $0.55 adjusted diluted earnings per share, for the third quarter of 2022 (see "Reconciliation of Non-GAAP Financial Measures" tables below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures).
Net Interest Income and Net Interest Margin
Net interest income for the third quarter of 2023 was $48.3 million, a slight decrease from $48.9 million for the second quarter of 2023. The decrease was primarily attributable to an increase in funding costs which were largely offset by higher yields on loans and a more favorable interest-earning asset mix.
Relative to the third quarter of 2022, net interest income increased 29.1% from $37.4 million. The increase was primarily attributable to the increase in average interest-earning assets following the Town and Country Financial Corporation (“Town and Country”) merger completed in the first quarter of 2023 and higher yields on interest-earning assets.
Net interest margin for the third quarter of 2023 was 4.07%, compared to 4.16% for the second quarter of 2023, and net interest margin (tax-equivalent basis)(1) for the third quarter of 2023 was 4.13% compared to 4.22% for the second quarter of 2023. The decrease was primarily attributable to higher funding costs with the cost of funds increasing to 0.96% for the third quarter of 2023, compared to 0.71% for the second quarter of 2023, partially offset by higher yields on loans and a more favorable interest-earning asset mix.
Relative to the third quarter of 2022, net interest margin increased from 3.65%. This increase was primarily attributable to higher yields on interest-earning assets.
____________________________________
(1)See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
Noninterest Income
Noninterest income for the third quarter of 2023 was $9.5 million, a decrease of 4.3% from $9.9 million for the second quarter of 2023. The decrease was primarily attributable to $0.8 million of losses realized on the sale of debt securities during the third quarter of 2023 which were not present in the second quarter of 2023 results. Partially offsetting these losses was a $0.6 million gain on sale of foreclosed assets compared to a $0.1 million loss included in the second quarter of 2023 results.
Relative to the third quarter of 2022, noninterest income increased 15.3% from $8.2 million. The increase was primarily attributable to the Town and Country merger completed in the first quarter of 2023 which contributed to a $0.5 million increase in mortgage servicing income, a $0.3 million increase in wealth management fees, and a $0.2 million increase in card income.
Noninterest Expense
Noninterest expense for the third quarter of 2023 was $30.7 million, a 9.7% decrease from $34.0 million for the second quarter of 2023. The decrease was primarily attributable to the realization of planned cost reductions following the Town and Country core system conversion completed in April 2023. Additionally, the absence of $0.8 million of legal fees and $0.8 million of accruals related to pending legal matters previously disclosed during the second quarter of 2023 further contributed to the decrease in noninterest expense during the third quarter of 2023.

HBT Financial, Inc.

Relative to the third quarter of 2022, noninterest expense increased 27.8% from $24.0 million, primarily attributable to the addition of Town and Country’s operations.
Acquisition-related expenses recognized are summarized below. No acquisition-related expenses were recognized subsequent to the second quarter of 2023, and we do not expect material acquisition-related expenses related to Town and Country in subsequent quarters.

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022

PROVISION FOR CREDIT LOSSES	$—	$—	$—	$5,924	$—
NONINTEREST EXPENSE
Salaries	—	66	—	3,584	—
Furniture and equipment	—	39	—	39	—
Data processing	—	176	—	2,031	—
Marketing and customer relations	—	10	—	24	—
Loan collection and servicing	—	125	—	125	—
Legal fees and other noninterest expense	—	211	462	1,964	462
Total noninterest expense	—	627	462	7,767	462
Total acquisition-related expenses	$—	$627	$462	$13,691	$462
Loan Portfolio
Total loans outstanding, before allowance for credit losses, were $3.34 billion at September 30, 2023, compared with $3.24 billion at June 30, 2023 and $2.58 billion at September 30, 2022. The $98.1 million increase from June 30, 2023 was primarily attributable to draws on existing construction projects and new fundings to primarily existing customers, in part driven by seasonally higher agricultural line of credit usage. Balance increases in the commercial real estate - non-owner occupied and multi-family categories were driven predominately by the completion of projects previously in the construction and land development category.
Deposits
Total deposits were $4.20 billion at September 30, 2023, compared with $4.16 billion at June 30, 2023 and $3.64 billion at September 30, 2022. The $33.5 million increase from June 30, 2023 was primarily attributable to a $64.0 million increase in brokered deposits, partially offset by decreases in balances held in mainly smaller balance accounts.
Asset Quality
Nonperforming loans totaled $6.7 million, or 0.20% of total loans, at September 30, 2023, compared with $7.5 million, or 0.23% of total loans, at June 30, 2023, and $3.2 million, or 0.12% of total loans, at September 30, 2022. Additionally, of the $6.7 million of nonperforming loans held as of September 30, 2023, $2.0 million is either wholly or partially guaranteed by the U.S. Government. The $0.9 million decrease in nonperforming loans from June 30, 2023 was primarily attributable to reductions as the result of foreclosures and charge-offs on several smaller credits.
The Company recorded a provision for credit losses of $0.5 million for the third quarter of 2023. The provision for credit losses primarily reflects a $0.9 million increase in required reserves driven by growth of the loan portfolio, a $0.8 million increase in required reserves resulting from changes in economic and qualitative factors, a $0.8 million decrease in reserves on debt securities available-for-sale, a $0.5 million decrease in specific reserve, and net recoveries of $0.1 million.
The Company had net recoveries of $0.1 million, or 0.01% of average loans on an annualized basis, for the third quarter of 2023, compared to net recoveries of $0.1 million, or 0.01% of average loans on an annualized basis, for the second quarter of 2023, and net charge-offs of $0.1 million, or 0.01% of average loans on an annualized basis, for the third quarter of 2022.

HBT Financial, Inc.

The Company’s allowance for credit losses was 1.16% of total loans and 582% of nonperforming loans at September 30, 2023, compared with 1.17% of total loans and 502% of nonperforming loans at June 30, 2023. In addition, the allowance for credit losses on unfunded lending-related commitments totaled $4.4 million as of September 30, 2023.
Stock Repurchase Program
During the third quarter of 2023, the Company repurchased 91,728 shares of its common stock at a weighted average price of $18.48 under its stock repurchase program. The Company’s Board of Directors have authorized the repurchase of up to $15 million of HBT Financial common stock under its stock repurchase program in effect until January 1, 2024. As of September 30, 2023, the Company had $7.6 million remaining under the current stock repurchase authorization.
About HBT Financial, Inc.
HBT Financial, Inc., headquartered in Bloomington, Illinois, is the holding company for Heartland Bank and Trust Company, and has banking roots that can be traced back to 1920. HBT provides a comprehensive suite of business, commercial, wealth management, and retail banking products and services to individuals, businesses and municipal entities throughout Illinois and Eastern Iowa through 67 full-service branches. As of September 30, 2023, HBT had total assets of $5.0 billion, total loans of $3.3 billion, and total deposits of $4.2 billion.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include net interest income (tax-equivalent basis), net interest margin (tax-equivalent basis), efficiency ratio (tax-equivalent basis), tangible common equity to tangible assets, tangible book value per share, return on average tangible common equity, adjusted net income, adjusted earnings per share, adjusted return on average assets, adjusted return on average stockholders' equity, and adjusted return on average tangible common equity. Our management uses these non-GAAP financial measures, together with the related GAAP financial measures, in its analysis of our performance and in making business decisions. Management believes that it is a standard practice in the banking industry to present these non-GAAP financial measures, and accordingly believes that providing these measures may be useful for peer comparison purposes. These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP; nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures in the "Reconciliation of Non-GAAP Financial Measures" tables.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release contains, and future oral and written statements of the Company and its management may contain, "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," or “should,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), acts of war or other threats thereof (including the Israeli-Palestinian conflict and the Russian invasion of Ukraine), or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in

HBT Financial, Inc.

accounting policies and practices, as may be adopted by state and federal regulatory agencies, the FASB or the PCAOB (including the Company’s adoption of the current expected credit losses (“CECL”) methodology); (iv) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business and any changes in response to the recent failures of other banks; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out and the recent and potential additional rate increases by the Federal Reserve); (vi) increased competition in the financial services sector, including from non-bank competitors such as credit unions and “fintech” companies, and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; (xi) unexpected outcomes of existing or new litigation involving the Company; (xii) the economic impact of exceptional weather occurrences such as tornadoes, floods and blizzards; (xiii) fluctuations in the value of securities held in our securities portfolio; (xiv) concentrations within our loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (xv) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure; (xvi) the level of non-performing assets on our balance sheets; (xvii) interruptions involving our information technology and communications systems or third-party servicers; (xviii) breaches or failures of our information security controls or cybersecurity-related incidents, and (xix) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.
CONTACT:
Peter Chapman
HBTIR@hbtbank.com
(309) 664-4556

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	As of or for the Three Months Ended			Nine Months Ended September 30,
(dollars in thousands, except per share data)	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022
Interest and dividend income	$59,041	$56,768	$39,014	$167,588	$108,106
Interest expense	10,762	7,896	1,624	23,600	4,415
Net interest income	48,279	48,872	37,390	143,988	103,691
Provision for credit losses	480	(230)	386	6,460	(53)
Net interest income after provision for credit losses	47,799	49,102	37,004	137,528	103,744
Noninterest income	9,490	9,914	8,234	26,841	26,828
Noninterest expense	30,671	33,973	23,998	100,577	71,997
Income before income tax expense	26,618	25,043	21,240	63,792	58,575
Income tax expense	6,903	6,570	5,613	16,396	15,259
Net income	$19,715	$18,473	$15,627	$47,396	$43,316

Earnings per share - Diluted	$0.62	$0.58	$0.54	$1.49	$1.49

Adjusted net income (1)	$20,279	$18,772	$15,856	$58,910	$41,919
Adjusted earnings per share - Diluted (1)	0.63	0.58	0.55	1.86	1.45

Book value per share	$14.36	$14.15	$12.49
Tangible book value per share (1)	11.80	11.58	11.43

Shares of common stock outstanding	31,774,140	31,865,868	28,752,626
Weighted average shares of common stock outstanding	31,829,250	31,980,133	28,787,662	31,598,650	28,887,757

SUMMARY RATIOS
Net interest margin *	4.07%	4.16%	3.65%	4.14%	3.36%
Net interest margin (tax-equivalent basis) * (1)(2)	4.13	4.22	3.72	4.20	3.41

Efficiency ratio	51.85%	56.57%	52.07%	57.73%	54.60%
Efficiency ratio (tax-equivalent basis) (1)(2)	51.25	55.89	51.31	57.04	53.86

Loan to deposit ratio	79.63%	77.91%	70.81%

Return on average assets *	1.58%	1.49%	1.47%	1.29%	1.35%
Return on average stockholders' equity *	17.02	16.30	16.27	14.22	14.91
Return on average tangible common equity * (1)	20.70	19.91	17.70	17.17	16.20

Adjusted return on average assets * (1)	1.62%	1.51%	1.49%	1.61%	1.31%
Adjusted return on average stockholders' equity * (1)	17.51	16.57	16.51	17.68	14.43
Adjusted return on average tangible common equity * (1)	21.29	20.23	17.96	21.34	15.67

CAPITAL
Total capital to risk-weighted assets	15.09%	15.03%	16.34%
Tier 1 capital to risk-weighted assets	13.18	13.12	14.26
Common equity tier 1 capital ratio	11.88	11.78	13.08
Tier 1 leverage ratio	10.34	10.07	10.44
Total stockholders' equity to total assets	9.14	9.06	8.52
Tangible common equity to tangible assets (1)	7.64	7.54	7.85

ASSET QUALITY
Net charge-offs (recoveries) to average loans	(0.01)%	(0.01)%	0.01%	(0.01)%	(0.06)%
Allowance for credit losses to loans, before allowance for credit losses	1.16	1.17	0.97
Nonperforming loans to loans, before allowance for credit losses	0.20	0.23	0.12
Nonperforming assets to total assets	0.16	0.21	0.14
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*Annualized measure.
(1)See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Statements of Income

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands, except per share data)	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022
INTEREST AND DIVIDEND INCOME
Loans, including fees:
Taxable	$49,640	$47,149	$29,855	$138,948	$84,504
Federally tax exempt	1,072	1,040	842	3,064	2,183
Securities:
Taxable	6,451	6,518	6,635	19,585	16,947
Federally tax exempt	978	1,162	1,207	3,337	3,385
Interest-bearing deposits in bank	714	781	458	2,234	1,037
Other interest and dividend income	186	118	17	420	50
Total interest and dividend income	59,041	56,768	39,014	167,588	108,106
INTEREST EXPENSE
Deposits	7,211	4,323	587	13,908	1,662
Securities sold under agreements to repurchase	35	34	9	107	26
Borrowings	2,108	2,189	85	5,594	87
Subordinated notes	470	469	470	1,409	1,409
Junior subordinated debentures issued to capital trusts	938	881	473	2,582	1,231
Total interest expense	10,762	7,896	1,624	23,600	4,415
Net interest income	48,279	48,872	37,390	143,988	103,691
PROVISION FOR CREDIT LOSSES	480	(230)	386	6,460	(53)
Net interest income after provision for credit losses	47,799	49,102	37,004	137,528	103,744
NONINTEREST INCOME
Card income	2,763	2,905	2,569	8,326	7,687
Wealth management fees	2,381	2,279	2,059	6,998	6,670
Service charges on deposit accounts	2,040	1,919	1,927	5,830	5,371
Mortgage servicing	1,169	1,254	697	3,522	2,016
Mortgage servicing rights fair value adjustment	23	141	351	(460)	2,446
Gains on sale of mortgage loans	476	373	354	1,125	1,267
Realized gains (losses) on sales of securities	(813)	—	—	(1,820)	—
Unrealized gains (losses) on equity securities	(46)	7	(107)	(61)	(447)
Gains (losses) on foreclosed assets	550	(97)	(225)	443	(192)
Gains (losses) on other assets	52	109	(31)	161	119
Income on bank owned life insurance	153	147	41	415	122
Other noninterest income	742	877	599	2,362	1,769
Total noninterest income	9,490	9,914	8,234	26,841	26,828
NONINTEREST EXPENSE
Salaries	15,644	16,660	12,752	51,715	38,489
Employee benefits	2,616	2,707	1,771	7,658	6,199
Occupancy of bank premises	2,573	2,785	1,979	7,460	5,780
Furniture and equipment	667	809	668	2,135	1,843
Data processing	2,581	2,883	1,631	9,787	5,274
Marketing and customer relations	1,679	1,359	880	3,874	2,936
Amortization of intangible assets	720	720	243	1,950	733
FDIC insurance	512	630	302	1,705	888
Loan collection and servicing	345	348	336	971	771
Foreclosed assets	76	97	97	234	260
Other noninterest expense	3,258	4,975	3,339	13,088	8,824
Total noninterest expense	30,671	33,973	23,998	100,577	71,997
INCOME BEFORE INCOME TAX EXPENSE	26,618	25,043	21,240	63,792	58,575
INCOME TAX EXPENSE	6,903	6,570	5,613	16,396	15,259
NET INCOME	$19,715	$18,473	$15,627	$47,396	$43,316

EARNINGS PER SHARE - BASIC	$0.62	$0.58	$0.54	$1.50	$1.50
EARNINGS PER SHARE - DILUTED	$0.62	$0.58	$0.54	$1.49	$1.49
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	31,829,250	31,980,133	28,787,662	31,598,650	28,887,757

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary
Consolidated Balance Sheets

(dollars in thousands)	September 30, 2023	June 30, 2023	September 30, 2022
ASSETS
Cash and due from banks	$24,757	$28,044	$22,169
Interest-bearing deposits with banks	87,156	81,764	56,046
Cash and cash equivalents	111,913	109,808	78,215

Interest-bearing time deposits with banks	500	—	—
Debt securities available-for-sale, at fair value	753,163	822,788	853,740
Debt securities held-to-maturity	527,144	533,231	546,694
Equity securities with readily determinable fair value	3,106	3,152	2,996
Equity securities with no readily determinable fair value	2,300	2,275	1,977
Restricted stock, at cost	11,165	11,345	4,050
Loans held for sale	3,563	8,829	2,297

Loans, before allowance for credit losses	3,342,786	3,244,655	2,579,928
Allowance for credit losses	(38,863)	(37,814)	(25,060)
Loans, net of allowance for credit losses	3,303,923	3,206,841	2,554,868

Bank owned life insurance	23,747	23,594	7,515
Bank premises and equipment, net	64,713	65,029	50,854
Bank premises held for sale	35	35	281
Foreclosed assets	1,519	3,080	2,637
Goodwill	59,820	59,876	29,322
Intangible assets, net	21,402	22,122	1,210
Mortgage servicing rights, at fair value	20,156	20,133	10,440
Investments in unconsolidated subsidiaries	1,614	1,614	1,165
Accrued interest receivable	23,447	19,900	16,881
Other assets	58,538	62,158	48,182
Total assets	$4,991,768	$4,975,810	$4,213,324

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$1,086,877	$1,125,823	$1,017,710
Interest-bearing	3,111,191	3,038,700	2,625,733
Total deposits	4,198,068	4,164,523	3,643,443

Securities sold under agreements to repurchase	28,900	38,729	48,130
Federal Home Loan Bank advances	177,650	177,572	60,000
Subordinated notes	39,454	39,435	39,376
Junior subordinated debentures issued to capital trusts	52,774	52,760	37,763
Other liabilities	38,671	51,939	25,539
Total liabilities	4,535,517	4,524,958	3,854,251

Stockholders' Equity
Common stock	327	327	293
Surplus	295,483	294,875	222,436
Retained earnings	256,050	241,777	223,495
Accumulated other comprehensive income (loss)	(78,432)	(70,662)	(77,462)
Treasury stock at cost	(17,177)	(15,465)	(9,689)
Total stockholders’ equity	456,251	450,852	359,073
Total liabilities and stockholders’ equity	$4,991,768	$4,975,810	$4,213,324
SHARES OF COMMON STOCK OUTSTANDING	31,774,140	31,865,868	28,752,626

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	September 30, 2023	June 30, 2023	September 30, 2022

LOANS
Commercial and industrial	$386,933	$385,768	$240,671
Commercial real estate - owner occupied	297,242	303,522	226,524
Commercial real estate - non-owner occupied	901,929	882,598	718,089
Construction and land development	371,158	335,262	364,290
Multi-family	388,742	375,536	260,630
One-to-four family residential	488,655	482,442	328,667
Agricultural and farmland	275,239	259,858	245,234
Municipal, consumer, and other	232,888	219,669	195,823
Total loans	$3,342,786	$3,244,655	$2,579,928

(dollars in thousands)	September 30, 2023	June 30, 2023	September 30, 2022

DEPOSITS
Noninterest-bearing deposits	$1,086,877	$1,125,823	$1,017,710
Interest-bearing deposits:
Interest-bearing demand	1,134,721	1,181,187	1,131,284
Money market (1)	673,780	730,652	584,202
Savings	623,083	657,506	641,139
Time (1)	679,607	469,355	269,108
Total interest-bearing deposits	3,111,191	3,038,700	2,625,733
Total deposits	$4,198,068	$4,164,523	$3,643,443
____________________________________
(1)Time deposits include $115.0 million of brokered deposits as of September 30, 2023 and money market deposits include $51.0 million of brokered deposits as of June 30, 2023. There were no brokered deposits as of September 30, 2022.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Three Months Ended
	September 30, 2023			June 30, 2023			September 30, 2022
(dollars in thousands)	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *

ASSETS
Loans	$3,296,703	$50,712	6.10%	$3,238,774	$48,189	5.97%	$2,481,920	$30,697	4.91%
Securities	1,324,686	7,429	2.22	1,384,180	7,680	2.23	1,470,092	7,842	2.12
Deposits with banks	77,595	714	3.65	84,366	781	3.71	105,030	458	1.73
Other	9,347	186	7.90	8,577	118	5.52	2,936	17	2.25
Total interest-earning assets	4,708,331	$59,041	4.97%	4,715,897	$56,768	4.83%	4,059,978	$39,014	3.81%
Allowance for credit losses	(38,317)			(39,484)			(24,717)
Noninterest-earning assets	294,818			299,622			173,461
Total assets	$4,964,832			$4,976,035			$4,208,722

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,160,654	$761	0.26%	$1,224,285	$683	0.22%	$1,137,072	$144	0.05%
Money market	683,859	2,041	1.18	675,530	1,516	0.90	577,388	203	0.14
Savings	639,384	249	0.15	687,014	189	0.11	649,752	53	0.03
Time	585,372	4,160	2.82	447,146	1,935	1.74	271,870	187	0.27
Total interest-bearing deposits	3,069,269	7,211	0.93	3,033,975	4,323	0.57	2,636,082	587	0.09
Securities sold under agreements to repurchase	33,807	35	0.41	34,170	34	0.40	50,427	9	0.07
Borrowings	157,908	2,108	5.30	173,040	2,189	5.07	11,967	85	2.80
Subordinated notes	39,444	470	4.72	39,424	469	4.78	39,365	470	4.73
Junior subordinated debentures issued to capital trusts	52,767	938	7.05	52,752	881	6.70	37,755	473	4.97
Total interest-bearing liabilities	3,353,195	$10,762	1.27%	3,333,361	$7,896	0.95%	2,775,596	$1,624	0.23%
Noninterest-bearing deposits	1,105,472			1,145,089			1,031,407
Noninterest-bearing liabilities	46,564			43,080			20,736
Total liabilities	4,505,231			4,521,530			3,827,739
Stockholders' Equity	459,601			454,505			380,983
Total liabilities and stockholders’ equity	$4,964,832			$4,976,035			$4,208,722

Net interest income/Net interest margin (1)		$48,279	4.07%		$48,872	4.16%		$37,390	3.65%
Tax-equivalent adjustment (2)		675	0.06		715	0.06		674	0.07
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$48,954	4.13%		$49,587	4.22%		$38,064	3.72%
Net interest rate spread (4)			3.70%			3.88%			3.58%
Net interest-earning assets (5)	$1,355,136			$1,382,536			$1,284,382
Ratio of interest-earning assets to interest-bearing liabilities	1.40			1.41			1.46
Cost of total deposits			0.69%			0.41%			0.06%
Cost of funds			0.96			0.71			0.17
____________________________________
*Annualized measure.
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Nine Months Ended
	September 30, 2023			September 30, 2022
(dollars in thousands)	Average Balance	Interest	Yield/Cost *	Average Balance	Interest	Yield/Cost *

ASSETS
Loans	$3,183,641	$142,012	5.96%	$2,485,501	$86,687	4.66%
Securities	1,373,175	22,922	2.23	1,405,245	20,332	1.93
Deposits with banks	84,720	2,234	3.53	237,646	1,037	0.58
Other	8,457	420	6.64	2,829	50	2.36
Total interest-earning assets	4,649,993	$167,588	4.82%	4,131,221	$108,106	3.50%
Allowance for credit losses	(37,053)			(24,467)
Noninterest-earning assets	289,843			172,243
Total assets	$4,902,783			$4,278,997

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Interest-bearing deposits:
Interest-bearing demand	$1,204,937	$1,902	0.21%	$1,146,635	$430	0.05%
Money market	664,846	4,492	0.90	585,815	434	0.10
Savings	678,495	616	0.12	653,659	155	0.03
Time	463,937	6,898	1.99	289,000	643	0.30
Total interest-bearing deposits	3,012,215	13,908	0.62	2,675,109	1,662	0.08
Securities sold under agreements to repurchase	35,844	107	0.40	51,503	26	0.07
Borrowings	148,443	5,594	5.04	4,344	87	2.67
Subordinated notes	39,424	1,409	4.78	39,345	1,409	4.79
Junior subordinated debentures issued to capital trusts	51,054	2,582	6.76	37,738	1,231	4.36
Total interest-bearing liabilities	3,286,980	$23,600	0.96%	2,808,039	$4,415	0.21%
Noninterest-bearing deposits	1,123,917			1,060,566
Noninterest-bearing liabilities	46,310			21,883
Total liabilities	4,457,207			3,890,488
Stockholders' Equity	445,576			388,509
Total liabilities and stockholders’ equity	$4,902,783			4,278,997

Net interest income/Net interest margin (1)		$143,988	4.14%		$103,691	3.36%
Tax-equivalent adjustment (2)		2,092	0.06		1,801	0.05
Net interest income (tax-equivalent basis)/ Net interest margin (tax-equivalent basis) (2) (3)		$146,080	4.20%		$105,492	3.41%
Net interest rate spread (4)			3.86%			3.29%
Net interest-earning assets (5)	$1,363,013			$1,323,182
Ratio of interest-earning assets to interest-bearing liabilities	1.41			1.47
Cost of total deposits			0.45%			0.06%
Cost of funds			0.72			0.15
____________________________________
*Annualized measure.
(1)Net interest margin represents net interest income divided by average total interest-earning assets.
(2)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state income tax rate of 9.5%.
(3)See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(4)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(5)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

(dollars in thousands)	September 30, 2023	June 30, 2023	September 30, 2022

NONPERFORMING ASSETS
Nonaccrual	$6,678	$7,534	$3,206
Past due 90 days or more, still accruing (1)	—	1	—
Total nonperforming loans	6,678	7,535	3,206
Foreclosed assets	1,519	3,080	2,637
Total nonperforming assets	$8,197	$10,615	$5,843

Nonperforming loans that are wholly or partially guaranteed by the U.S. Government	$1,968	$2,332	$—

Allowance for credit losses	$38,863	$37,814	$25,060
Loans, before allowance for credit losses	3,342,786	3,244,655	2,579,928

CREDIT QUALITY RATIOS
Allowance for credit losses to loans, before allowance for credit losses	1.16%	1.17%	0.97%
Allowance for credit losses to nonaccrual loans	581.96	501.91	781.66
Allowance for credit losses to nonperforming loans	581.96	501.84	781.66
Nonaccrual loans to loans, before allowance for credit losses	0.20	0.23	0.12
Nonperforming loans to loans, before allowance for credit losses	0.20	0.23	0.12
Nonperforming assets to total assets	0.16	0.21	0.14
Nonperforming assets to loans, before allowance for credit losses, and foreclosed assets	0.25	0.33	0.23
____________________________________
(1)Prior to 2023, excludes loans acquired with deteriorated credit quality that are past due 90 or more days and accruing. Such loans totaled $22 thousand as of September 30, 2022.

HBT Financial, Inc.

HBT Financial, Inc.
Unaudited Consolidated Financial Summary

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022

ALLOWANCE FOR CREDIT LOSSES
Beginning balance	$37,814	$38,776	$24,734	$25,333	$23,936
Adoption of ASC 326	—	—	—	6,983	—
PCD allowance established in acquisition	—	—	—	1,247	—
Provision for credit losses	983	(1,080)	386	5,004	(53)
Charge-offs	(412)	(179)	(222)	(733)	(515)
Recoveries	478	297	162	1,029	1,692
Ending balance	$38,863	$37,814	$25,060	$38,863	$25,060

Net charge-offs (recoveries)	$(66)	$(118)	$60	$(296)	$(1,177)
Average loans	3,296,703	3,238,774	2,481,920	3,183,641	2,485,501

Net charge-offs (recoveries) to average loans *	(0.01)%	(0.01)%	0.01%	(0.01)%	(0.06)%
____________________________________
*Annualized measure.

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022

PROVISION FOR CREDIT LOSSES
Loans (1)	$983	$(1,080)	$386	$5,004	$(53)
Unfunded lending-related commitments (1)	297	650	—	1,456	—
Debt securities	(800)	200	—	—	—
Total provision for credit losses	$480	$(230)	$386	$6,460	$(53)
____________________________________
(1)Includes recognition of an allowance for credit losses on non-PCD loans of $5.2 million and an allowance for credit losses on unfunded commitments of $0.7 million in connection with the Town and Country merger during the first quarter of 2023.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Adjusted Net Income and Adjusted Return on Average Assets

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022

Net income	$19,715	$18,473	$15,627	$47,396	$43,316
Adjustments:
Acquisition expenses (1)	—	(627)	(462)	(13,691)	(462)
Gains (losses) on sales of closed branch premises	—	75	(38)	75	141
Realized gains (losses) on sales of securities	(813)	—	—	(1,820)	—
Mortgage servicing rights fair value adjustment	23	141	351	(460)	2,446
Total adjustments	(790)	(411)	(149)	(15,896)	2,125
Tax effect of adjustments	226	112	(80)	4,382	(728)
Total adjustments after tax effect	(564)	(299)	(229)	(11,514)	1,397
Adjusted net income	$20,279	$18,772	$15,856	$58,910	$41,919

Average assets	$4,964,832	$4,976,035	$4,208,722	$4,902,783	$4,278,997

Return on average assets *	1.58%	1.49%	1.47%	1.29%	1.35%
Adjusted return on average assets *	1.62	1.51	1.49	1.61	1.31
____________________________________
*Annualized measure.
(1)Includes recognition of an allowance for credit losses on non-PCD loans of $5.2 million and an allowance for credit losses on unfunded commitments of $0.7 million in connection with the Town and Country merger during the first quarter of 2023.
Reconciliation of Non-GAAP Financial Measures –
Adjusted Earnings Per Share

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands, except per share amounts)	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022

Numerator:
Net income	$19,715	$18,473	$15,627	$47,396	$43,316
Earnings allocated to participating securities (1)	(10)	(11)	(17)	(26)	(51)
Numerator for earnings per share - basic and diluted	$19,705	$18,462	$15,610	$47,370	$43,265

Adjusted net income	$20,279	$18,772	$15,856	$58,910	$41,919
Earnings allocated to participating securities (1)	(10)	(10)	(17)	(33)	(49)
Numerator for adjusted earnings per share - basic and diluted	$20,269	$18,762	$15,839	$58,877	$41,870

Denominator:
Weighted average common shares outstanding	31,829,250	31,980,133	28,787,662	31,598,650	28,887,757
Dilutive effect of outstanding restricted stock units	137,187	99,850	72,643	102,574	56,761
Weighted average common shares outstanding, including all dilutive potential shares	31,966,437	32,079,983	28,860,305	31,701,224	28,944,518

Earnings per share - Basic	$0.62	$0.58	$0.54	$1.50	$1.50
Earnings per share - Diluted	$0.62	$0.58	$0.54	$1.49	$1.49

Adjusted earnings per share - Basic	$0.64	$0.59	$0.55	$1.86	$1.45
Adjusted earnings per share - Diluted	$0.63	$0.58	$0.55	$1.86	$1.45
____________________________________
(1)The Company has granted certain restricted stock units that contain non-forfeitable rights to dividend equivalents. Such restricted stock units are considered participating securities. As such, we have included these restricted stock units in the calculation of basic earnings per share and calculate basic earnings per share using the two-class method. The two-class method of computing earnings per share is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Net Interest Income and Net Interest Margin (Tax-equivalent Basis)

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022

Net interest income (tax-equivalent basis)
Net interest income	$48,279	$48,872	$37,390	$143,988	$103,691
Tax-equivalent adjustment (1)	675	715	674	2,092	1,801
Net interest income (tax-equivalent basis) (1)	$48,954	$49,587	$38,064	$146,080	$105,492

Net interest margin (tax-equivalent basis)
Net interest margin *	4.07%	4.16%	3.65%	4.14%	3.36%
Tax-equivalent adjustment * (1)	0.06	0.06	0.07	0.06	0.05
Net interest margin (tax-equivalent basis) * (1)	4.13%	4.22%	3.72%	4.20%	3.41%

Average interest-earning assets	$4,708,331	$4,715,897	$4,059,978	$4,649,993	$4,131,221
____________________________________
*Annualized measure.
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.
Reconciliation of Non-GAAP Financial Measures –
Efficiency Ratio (Tax-equivalent Basis)

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022

Efficiency ratio (tax-equivalent basis)
Total noninterest expense	$30,671	$33,973	$23,998	$100,577	$71,997
Less: amortization of intangible assets	720	720	243	1,950	733
Adjusted noninterest expense	$29,951	$33,253	$23,755	$98,627	$71,264

Net interest income	$48,279	$48,872	$37,390	$143,988	$103,691
Total noninterest income	9,490	9,914	8,234	26,841	26,828
Operating revenue	57,769	58,786	45,624	170,829	130,519
Tax-equivalent adjustment (1)	675	715	674	2,092	1,801
Operating revenue (tax-equivalent basis) (1)	$58,444	$59,501	$46,298	$172,921	$132,320

Efficiency ratio	51.85%	56.57%	52.07%	57.73%	54.60%
Efficiency ratio (tax-equivalent basis) (1)	51.25	55.89	51.31	57.04	53.86
____________________________________
(1)On a tax-equivalent basis assuming a federal income tax rate of 21% and a state tax rate of 9.5%.

HBT Financial, Inc.

Reconciliation of Non-GAAP Financial Measures –
Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share

(dollars in thousands, except per share data)	September 30, 2023	June 30, 2023	September 30, 2022

Tangible Common Equity
Total stockholders' equity	$456,251	$450,852	$359,073
Less: Goodwill	59,820	59,876	29,322
Less: Intangible assets, net	21,402	22,122	1,210
Tangible common equity	$375,029	$368,854	$328,541

Tangible Assets
Total assets	$4,991,768	$4,975,810	$4,213,324
Less: Goodwill	59,820	59,876	29,322
Less: Intangible assets, net	21,402	22,122	1,210
Tangible assets	$4,910,546	$4,893,812	$4,182,792

Total stockholders' equity to total assets	9.14%	9.06%	8.52%
Tangible common equity to tangible assets	7.64	7.54	7.85

Shares of common stock outstanding	31,774,140	31,865,868	28,752,626

Book value per share	$14.36	$14.15	$12.49
Tangible book value per share	11.80	11.58	11.43
Reconciliation of Non-GAAP Financial Measures –
Return on Average Tangible Common Equity,
Adjusted Return on Average Stockholders' Equity and Adjusted Return on Tangible Common Equity

	Three Months Ended			Nine Months Ended September 30,
(dollars in thousands)	September 30, 2023	June 30, 2023	September 30, 2022	2023	2022

Average Tangible Common Equity
Total stockholders' equity	$459,601	$454,505	$380,983	$445,576	$388,509
Less: Goodwill	59,875	59,876	29,322	56,406	29,322
Less: Intangible assets, net	21,793	22,520	1,356	20,005	1,597
Average tangible common equity	$377,933	$372,109	$350,305	$369,165	$357,590

Net income	$19,715	$18,473	$15,627	$47,396	$43,316
Adjusted net income	20,279	18,772	15,856	58,910	41,919

Return on average stockholders' equity *	17.02%	16.30%	16.27%	14.22%	14.91%
Return on average tangible common equity *	20.70	19.91	17.70	17.17	16.20

Adjusted return on average stockholders' equity *	17.51%	16.57%	16.51%	17.68%	14.43%
Adjusted return on average tangible common equity *	21.29	20.23	17.96	21.34	15.67
____________________________________
*Annualized measure.